As filed with the Securities and Exchange Commission on February 1, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

HONEYWELL INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2640650
(State of Incorporation)	(I.R.S. Employer Identification No.)

____________

101 Columbia Road

P.O. Box 4000

Morristown, New Jersey 07962-2497

(973) 455-2000

(Address of Principal Executive Offices) (Zip Code)

Honeywell Savings and Ownership Plan

(Full Title of the Plan)

____________

Thomas F. Larkins, Esq.

Vice President, Corporate Secretary and Deputy General Counsel

101 Columbia Road

P.O. Box 4000

Morristown, New Jersey 07962-2497

(973) 455-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

____________

With Copies To:

Arthur H. Kohn, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share:	40,000,000	$58.54	$2,341,600,000	$92,025

(1)

Together with an indeterminate number of shares of common stock that may be necessary to adjust the number of shares to be offered and sold pursuant to the Honeywell Savings and Ownership Plan as a result of stock splits, dividends or similar adjustments of the outstanding common stock of Honeywell International Inc.

(2)	Represents the maximum number of shares of common stock of Honeywell (the “Common Stock”) that may be offered and sold hereunder.

(3)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) and based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on January 29, 2008.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

PART I

The information specified in Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Note 1 to Part I of Form S-8 and Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The information required in the Section 10(a) prospectus is included in the documents being maintained and delivered by Honeywell International Inc. (the "Registrant") as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the Commission by the Registrant and the Honeywell Savings and Ownership Plan (the “Plan”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)(i)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to the Exchange Act on February 16, 2007 (the “Annual Report”);

(a)(ii) The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2006, filed pursuant to the Exchange Act on June 27, 2007;

(b)      All other reports filed by the Registrant and the Plan pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and

(c)       The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3ASR filed with the Commission on March 1, 2007 pursuant to the Securities Act.

All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Delaware law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Under Article Eleventh of Honeywell’s Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by Delaware law.

Under Delaware law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

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If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys’ fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

In addition, Honeywell maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

The Plan provides that to the extent permitted by law, the Plan Administrator, Savings Plan Investment Committee, representatives of the Plan Administrator or Savings Plan Investment Committee, directors, officers, and Employees of the Company shall be indemnified by the Company against any and all claims, losses, damages, expenses (including counsel fees), and any other liability (including amounts paid in settlement with the Company's approval) arising from such individuals' action or conduct relating to Plan administration. The Company shall not indemnify these persons against such claims, losses, damages, expenses, or liabilities when the same is judicially determined to be attributable to gross negligence or willful misconduct.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement (numbering corresponds to Exhibit Table in Item 6.01 of Regulation S-K).

Exhibit No.	Description of Exhibit
4.1	Honeywell Savings and Ownership Plan (filed herewith)
4.2	Form of certificate representing shares of Common Stock (incorporated by reference to our Registration Statement on Form 8-B filed on August 16, 1985 (Registration No. 333-30548))

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4.3	Honeywell Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 1, 2006)
4.4	Honeywell By-laws, as amended (incorporated by reference to Exhibit 3(ii) to our Current Report on Form 8-K, filed on December 11, 2006)
15.1	Letter re unaudited interim financial information (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Powers of Attorney (filed herewith)

Pursuant to Item 8(b) of Part II of Form S-8, the undersigned Registrant hereby undertakes that it has, both in the past and currently, submitted the Plan to the Internal Revenue Service (the “IRS”) in a timely manner and it has in the past and will currently make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(1)	The undersigned Registrant hereby undertakes:

(a)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(b)      That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)                That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in Township of Morris, State of New Jersey, on this 1st day of February, 2008.

Honeywell International Inc.

By:  /s/ Talia M. Griep

Talia M. Griep

Vice President and Controller

DIRECTORS:

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on this 1st day of February, 2008.

Name	Title	Date
* David M. Cote	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 1st, 2008
/s/ David J. Anderson David J. Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 1st, 2008
/s/ Talia M. Griep Talia M. Griep	Vice President and Controller (Principal Accounting Officer)	February 1st, 2008
* Gordon M. Bethune	Director	February 1st, 2008
* Jaime Chico Pardo	Director	February 1st, 2008
* D. Scott Davis	Director	February 1st, 2008
* Linnet F. Deily	Director	February 1st, 2008
* Clive R. Hollick	Director	February 1st, 2008

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* James J. Howard	Director	February 1st, 2008
* Michael W. Wright	Director	February 1st, 2008
* Ivan G. Seidenberg	Director	February 1st, 2008
* Bradley T. Sheares, Ph.D	Director	February 1st, 2008
* Eric K. Shinseki	Director	February 1st, 2008
* John R. Stafford	Director	February 1st, 2008
*BY: /s/ Thomas F. Larkins Thomas F. Larkins Attorney in Fact		February 1st, 2008

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 1st day of February, 2008.

Honeywell Savings and Ownership Plan

By:  /s/ Brian Marcotte

Brian Marcotte

Vice President, Compensation and Benefits

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Honeywell Savings and Ownership Plan (filed herewith)
4.2	Form of certificate representing shares of Common Stock (incorporated by reference to our Registration Statement on Form 8-B filed on August 16, 1985 (Registration No. 333-30548))
4.3	Honeywell Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 1, 2006)
4.4	Honeywell By-laws, as amended (incorporated by reference to Exhibit 3(ii) to our Current Report on Form 8-K, filed on December 11, 2006)
15.1	Letter re unaudited interim financial information (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Powers of Attorney (filed herewith)

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